Exhibit No. 99

For Immediate Release

Media Contact:	Investor Contact:
Susan Busch, Director of Corporate PR	Shannon Burns, Senior Investor Relations Manager
(612) 291-6114 or Susan.Busch@bestbuy.com	(612) 291-6126 or shannon.burns@bestbuy.com

Best Buy Declares Regular Quarterly Cash Dividend

MINNEAPOLIS, April 1, 2004 – The Board of Directors of Best Buy Co., Inc. (NYSE: BBY) yesterday declared a regular quarterly cash dividend of 10 cents per common share. The dividend is payable on May 12, 2004, to shareholders of record as of the close of business on April 21, 2004. The company had 324,648,439 shares of common stock issued and outstanding as of Feb. 28, 2004.

Best Buy paid its first cash dividend in December 2003.

About Best Buy Co., Inc.

Minneapolis-based Best Buy Co., Inc. (NYSE: BBY) is North America’s leading specialty retailer of consumer electronics, personal computers, entertainment software and appliances. The company’s subsidiaries operate retail stores and/or Web sites under the names: Best Buy (BestBuy.com), Future Shop (FutureShop.ca), Geek Squad (GeekSquad.com), and Magnolia Audio Video (Magnoliaav.com). The company’s subsidiaries reach consumers through more than 750 stores in the United States and Canada.

# # #